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                                  EXHIBIT 11.1

                             SPECTRUM HOLOBYTE, INC.

                 STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATE)
                                   (UNAUDITED)


                                                           THREE MONTHS ENDED
                                                                JUNE 30,
                                                        ------------------------
                                                           1997          1996
                                                        ----------    ----------
Loss before extraordinary item                          $  (8,312)    $  (4,183)
Cumulative preferred dividend                                 (70)          (70)
                                                        ---------     ---------
Loss for the purpose of calculating the loss
   per share before extraordinary item                     (8,382)       (4,253)
   Extraordinary item, net of tax effect                        -         2,668
                                                        ---------     ---------
Net loss for the purpose of calculating
   the net loss per share                               $  (8,382)    $  (1,585)
                                                        ---------     ---------
                                                        ---------     ---------

Per share data:
   Loss before extraordinary item                       $   (0.30)    $   (0.18)
   Extraordinary item, net of tax effect                        -          0.11
                                                        ---------     ---------
   Net loss                                             $   (0.30)    $   (0.07)
                                                        ---------     ---------

Number of shares used in computation of
   per share data                                          28,304        24,384
                                                        ---------     ---------
                                                        ---------     ---------


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